EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32107 of MidSouth Bancorp, Inc. on Form S-3D,
Registration Statement No. 333-27949 on
Form S-8 and Registration Statement No.
33-62773 on Form S-8 of our report
dated February 28, 2004, appearing
in this Annual Report on Form 10-KSB
of MidSouth Bancorp, Inc. for the year
ended December 31, 2003.



DELOITTE & TOUCHE LLP
New Orleans, Louisiana

March 25, 2004